UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2015, Monarch Bank (the “Bank”) a wholly owned subsidiary of Monarch Financial Holdings, Inc. (the “Company”), entered into an amended and restated employment agreement (the “Amended Employment Agreement”) and an amended and restated Change in Control Agreement (the “Amended Change in Control Agreement”) with William T. Morrison, effective as of January 1, 2015, pursuant to which the Bank will continue to employ Mr. Morrison as Monarch Mortgage’s Chief Executive Officer and in the event of a change in control will continue to employ Mr. Morrison. The following summary description is qualified in its entirety by reference to the amended agreements, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

The Amended Employment Agreement, which has an initial term of two years, provides that beginning on the commencement of the employment period under the Amended Agreement and on December 31st of each year thereafter the term of the Amended Agreement will automatically be extended an additional year, unless the Bank gives notice that the employment term will not thereafter be extended.

Under the Amended Agreement, Mr. Morrison’s initial annual base salary will not be reduced from its current level. Mr. Morrison will be entitled to bonus compensation as defined in the agreement based upon the profitability of Monarch Mortgage. The Amended Agreement includes a change in the profit sharing bonus pool calculation formula from the previous employment agreement entered into by and between the parties and effective on May 31, 2012.

The Bank may terminate Mr. Morrison’s employment at any time for “Cause” (as defined in the Amended Employment Agreement) without the Bank or the Company incurring any additional obligations to him. If the Bank terminates Mr. Morrison’s employment for any reason other than for “Cause” or if Mr. Morrison terminates his employment for “Good Reason” (as defined in the Amended Employment Agreement), the Bank will generally be obligated to continue to provide the compensation and benefits specified in the Amended Agreement for the remaining term of the agreement following the date of termination. If Mr. Morrison terminates his employment “Without Good Reason” (as defined in the Amended Employment Agreement), the Bank will generally be obligated to continue to provide compensation and benefits specified in the Amended Employment Agreement for a one year period following the date of termination. Upon the termination of his employment, Mr. Morrison will be subject to certain noncompetition and nonsolicitation restrictions.

The Amended Employment Agreement between the Bank and Mr. Morrison, will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement. The Amended Agreement includes a change in the maximum potential payment upon a change in control from the previous employment agreement entered into by and between the parties and effective on May 31, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated February 5, 2015 and effective as of January 1, 2015, by and between Monarch Bank and William T. Morrison

10.2	Change in Control Agreement, dated February 5, 2015 and effective as of January 1, 2015, by and between Monarch Bank and William T. Morrison

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: February 6, 2015	/s/ Brad E. Schwartz
Brad E. Schwartz
Chief Executive Officer

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